Exhibit 99.1

Brooks Automation Reports Results of Third Fiscal Quarter of 2019, Ended June 30, 2019, and Announces Quarterly Cash Dividend

Double-digit Year-over-Year Revenue Growth, Margin Expansion, and Reduction of Debt

CHELMSFORD, Mass., August 1, 2019 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leader in automation solutions for the semiconductor manufacturing and life sciences industries, today reported financial results for the third fiscal quarter of 2019, ended June 30, 2019.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	June 30,	March 31,	June 30,	Change vs.
	2019	2019	2018	Prior Qtr	Prior Year
Revenue	$204	$198	$172	3%	18%
Semiconductor Solutions Group	$116	$113	$123	3%	(5)%
Life Sciences	$88	$86	$50	3%	77%

Diluted EPS Continuing Operations	$0.01	$(0.04)	$0.07	(133)%	(82)%
Diluted EPS Total	$0.10	$0.05	$0.32	112%	(69)%

Non-GAAP Diluted EPS Cont. Operations	$0.20	$0.17	$0.21	16%	(6)%

Adjusted EBITDA	$36	$33	$28	9%	30%

The Company announced on July 1, 2019 that it had completed the sale of its Semiconductor Cryogenics business to Edwards Vacuum LLC (a member of the Atlas Copco Group).  In accordance with GAAP, the Company is reporting the operating results of the Semiconductor Cryogenics business, for all periods presented in this release, as discontinued operations.

Management Comments

Steve Schwartz, president and CEO, commented, “The results of our third fiscal quarter highlight the strength of our transformed portfolio.  Our Life Sciences business has achieved its sixteenth quarter of sequential growth driven by the strength of GENEWIZ, while Semiconductor Solutions provided sequential growth in a very weak cyclical point in the market.  We have achieved yet another significant change in our portfolio as the sale of the Semiconductor Cryo business was completed as we entered the fourth quarter.  We have reset our balance sheet with the proceeds from the divestiture and have ample opportunity to use it.”

Schwartz continued, “Our past investments and diversification of the portfolio are showing the benefits inside this quarter.  In Semi, year-over-year, we continued to see slower sales through our traditional tier-one OEM customers, while achieving record revenue in Advanced Packaging applications and near record levels in our Contamination Control Solutions products.  In Life Sciences, our Sample Management business provided 5% organic growth year-over year, while GENEWIZ, which was acquired in November, achieved strong 13% sequential growth compared

to the second fiscal quarter with balanced growth in all service offerings.   We believe each of our businesses hold great advantages and are positioned nicely in strong markets with additional opportunity as we go into the final quarter of our 2019 fiscal year.”

GAAP Summary, Third Quarter, Fiscal 2019

•	Revenue was $204 million in the third quarter, an increase of 3% compared to the second fiscal quarter of 2019, and 18% higher compared to the third fiscal quarter of 2018.
•	GAAP diluted EPS was $0.10 compared to $0.05 last quarter and $0.32 in the third quarter of 2018. Discontinued operations provided $0.09 and continuing operations provided $0.01 in the quarter.
•

Semiconductor Solutions revenue was $116 million, up 3% from the second quarter of 2019 and lower by 5% on a year-over-year basis.   Sequential growth was driven by expansion of vacuum systems and robots, and reticle stockers.

•

Life Sciences revenue was $88 million, an increase of 3% compared to the second quarter of 2019 and 77% on a year-over-year basis with 5% organic growth year-over-year.  GENEWIZ contributed $37 million of revenue in the quarter, up 13% sequentially.  Organic growth, driven within Sample Management, was dampened by an 11% year-over-year decline in large automated store systems.

•	GAAP operating income was $16 million, an increase of 20% compared to the second quarter of 2019 and 31% higher compared with the third quarter of 2018.
•

Below operating income, net interest expense was flat sequentially at $8 million.  The Company reported a tax provision of $7.3 million in the quarter, including a $4.3 million provision for additional transition toll tax reflecting a regulatory adjustment in the quarter to the U.S. Tax Reform Act.  Compared to a $1.0 million tax benefit last quarter, the change in the tax line provided an unfavorable $0.10 per share impact on GAAP EPS.  Second quarter 2019 results included a $9 million charge for the early extinguishment of debt associated with the syndication of the Company’s $350 million incremental term loan incurred in connection with the GENEWIZ acquisition.

•

Cash flow from operations was $36 million in the quarter.  At June 30, 2019, the balance of total debt was $541 million and the balance of cash, cash equivalents, and marketable securities was $160 million.

Non-GAAP Performance Discussion for Continuing Operations

•

Non-GAAP diluted EPS from continuing operations for the quarter was $0.20 compared to $0.17 last quarter and $0.21 in the third quarter of 2018. Operating margins were 12.7%, up 90 basis points both sequentially and from the third quarter of 2018 driven by gross margin improvement.

•

Non-GAAP gross margins were 42.4%, an improvement of 40 basis points compared to the second quarter of 2019 and 230 basis points higher than the third quarter of 2018.  Life Sciences gross margins were 43.3%, up 70 basis points sequentially driven by improved GENEWIZ margins partially offset by softer Sample Management margins.  Life Sciences gross margins were up 510 basis points year over year driven by the addition of the higher margin GENEWIZ business in the portfolio.  The Semiconductor Solutions business gross margin improved 10 basis points from last quarter to 41.7%, and 80 basis points from the prior year driven by favorable revenue mix.

•

Adjusted EBITDA in the quarter was $36 million, up from $33 million in the prior quarter and $28 million in the third quarter of 2018.  The adjusted EBITDA margin has improved 150 basis points year-over-year to 17.6%.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Subsequent Event - Sale of the Semiconductor Cryogenics Business

As previously announced after the close of the third quarter 2019, the Company completed the sale of its Semiconductor Cryogenics business on July 1, 2019 to Atlas Copco for $675 million in cash, which is estimated to provide a $400 million gain on the sale. Net cash proceeds from the divestiture will be approximately $550 million upon the settlement of fees, taxes and final working capital and other adjustments.  Upon closure of the sale on July 1, the Company utilized $495 million of proceeds to reduce its gross debt to $52 million.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on September 27, 2019 to stockholders of record on September 6, 2019.  Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal Fourth Quarter and Year-End 2019

The Company announced revenue and earnings guidance for the fourth quarter and year-end of fiscal 2019.  Revenue for the fourth quarter is expected to be in the range of $192 million to $200 million resulting in full year revenue of $774 million to $782 million.  Non-GAAP diluted earnings per share from continuing operations for the fourth quarter is expected to be in the range of $0.21 to $0.26 and for the full year, $0.75 to $0.80.  GAAP diluted EPS for the fourth quarter, excluding the gain to be recognized on the Cryogenics sale, is expected to be in the range of $0.05 to $0.12 and for the full year, $0.40 to $0.47.

Conference Call

Brooks management will webcast its third quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will discuss the quarterly financial results and respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The conference call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 800-950-3502 (US & Canada only) or +1-212-231-2908 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers.  These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures.  A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, the expected financial results from our recently acquired GENEWIZ business and our ability to deliver financial success in the future, and our ability to use the proceeds from the sale of the Cryogenics business to fund future acquisitions. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation, Inc.

Brooks is a leading provider of life science and semiconductor manufacturing automation solutions worldwide.  The Company applies its automation and cryogenics expertise to provide a full suite of reliable cold-chain sample management solutions across life sciences in areas such as drug development, clinical research and advanced cell therapies.  Brooks recently added global capability for gene sequencing and gene synthesis services through its strategic acquisition of GENEWIZ, expanding its sample-based services offerings.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision robotics, integrated automation systems and services.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978.262.2635

mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

 (In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue
Products	$128,397	$135,278	$381,827	$362,082
Services	75,483	37,085	199,810	109,832
Total revenue	203,880	172,363	581,637	471,914
Cost of revenue
Products	77,203	82,340	229,580	216,504
Services	43,167	23,208	115,951	71,949
Total cost of revenue	120,370	105,548	345,531	288,453
Gross profit	83,510	66,815	236,106	183,461
Operating expenses
Research and development	14,235	12,045	41,485	34,797
Selling, general and administrative	52,596	42,142	158,509	120,741
Restructuring charges	256	81	685	129
Total operating expenses	67,087	54,268	200,679	155,667
Operating income	16,423	12,547	35,427	27,794
Interest income	108	689	847	1,193
Interest expense	(8,041)	(2,465)	(21,348)	(6,842)
Loss on extinguishment of debt	—	—	(9,051)	—
Other expenses, net	(309)	(608)	(1,116)	(3,047)
Income before income taxes	8,181	10,163	4,759	19,098
Income tax provision (benefit)	7,260	5,350	400	(49,831)
Income from continuing operations	921	4,813	4,359	68,929
Income from discontinued operations, net of tax	6,333	17,793	20,731	37,183
Net income	$7,254	$22,606	$25,090	$106,112
Net loss attributable to noncontrolling interest	—	111	—	111
Net income attributable to Brooks Automation, Inc.	$7,254	$22,717	$25,090	$106,223
Basic net income per share:
Basic net income per share from continuing operations	$0.01	$0.07	$0.06	$0.98
Basic net income per share from discontinued operations	0.09	0.25	0.29	0.53
Basic net income per share	$0.10	$0.32	$0.35	$1.51
Diluted net income per share:
Diluted net income per share from continuing operations	$0.01	$0.07	$0.06	$0.97
Diluted net income per share from discontinued operations	0.09	0.25	0.29	0.52
Diluted net income per share	$0.10	$0.32	$0.35	$1.50

Weighted average shares outstanding used in computing net income per share:
Basic	72,188	70,596	71,903	70,425
Diluted	72,470	70,978	72,313	70,933

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

 (In thousands, except share and per share data)

	June 30,	September 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$156,852	$197,708
Marketable securities	35	46,281
Accounts receivable, net	163,105	125,192
Inventories	104,786	96,986
Prepaid expenses and other current assets	40,441	31,741
Current assets held for sale	61,665	66,148
Total current assets	526,884	564,056
Property, plant and equipment, net	98,330	59,988
Long-term marketable securities	2,874	7,237
Long-term deferred tax assets	25,345	43,798
Goodwill	490,545	255,876
Intangible assets, net	262,195	99,956
Other assets	21,126	5,294
Non-current assets held for sale	65,561	59,052
Total assets	$1,492,860	$1,095,257
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$6,326	$2,000
Accounts payable	47,789	44,724
Deferred revenue	30,598	25,884
Accrued warranty and retrofit costs	7,190	6,340
Accrued compensation and benefits	28,628	29,322
Accrued restructuring costs	280	659
Accrued income taxes payable	7,784	6,746
Accrued expenses and other current liabilities	33,656	30,405
Current liabilities held for sale	12,741	18,537
Total current liabilities	174,992	164,617
Long-term debt	534,748	194,071
Long-term tax reserves	15,044	1,102
Long-term deferred tax liabilities	16,025	7,135
Long-term pension liabilities	4,865	4,255
Other long-term liabilities	8,953	5,547
Non-current liabilities held for sale	107	698
Total liabilities	754,734	377,425
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 85,681,274 shares issued and 72,219,405 shares outstanding at June 30, 2019, 84,164,130 shares issued and 70,702,261 shares outstanding at September 30, 2018	857	841
Additional paid-in capital	1,915,138	1,898,434
Accumulated other comprehensive income	14,586	13,587
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(991,499)	(994,074)
Total stockholders' equity	738,126	717,832
Total liabilities and stockholders' equity	$1,492,860	$1,095,257

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended
	June 30,
	2019	2018
Cash flows from operating activities
Net income	$25,090	$106,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,429	27,621
Stock-based compensation	15,172	14,999
Amortization of premium on marketable securities and deferred financing costs	766	565
Earnings of equity method investments	(4,876)	(4,931)
Loss recovery on insurance claim	—	(1,103)
Deferred income tax benefit	(9,207)	(48,274)
Loss on extinguishment of debt	9,051	—
Other gains on disposals of assets	156	—
Accounts receivable	(6,456)	(32,887)
Inventories	(6,431)	(21,647)
Prepaid expenses and current assets	2,109	(4,395)
Accounts payable	(6,761)	16,656
Deferred revenue	4,959	487
Accrued warranty and retrofit costs	1,022	(192)
Accrued compensation and tax withholdings	(9,404)	(1,252)
Accrued restructuring costs	(361)	(1,523)
Proceeds from recovery on insurance claim	1,082	—
Accrued expenses and current liabilities	1,901	(7,478)
Net cash provided by operating activities	58,241	42,758
Cash flows from investing activities
Purchases of property, plant and equipment	(15,548)	(9,320)
Purchases of marketable securities	(1,290)	(58,312)
Sales of marketable securities	48,904	—
Maturities of marketable securities	2,557	8,450
Acquisitions, net of cash acquired	(442,704)	(82,977)
Proceeds from sales of property, plant and equipment	—	200
Net cash used in investing activities	(408,081)	(141,959)
Cash flows from financing activities
Proceeds from term loans, net of discount	686,386	197,554
Proceeds from issuance of common stock	1,548	1,395
Payments of financing costs	(687)	(318)
Principal payments on debt	(354,940)	(1,000)
Payments of capital lease	(849)	—
Common stock dividends paid	(21,658)	(21,202)
Net cash provided by financing activities	309,800	176,429
Effects of exchange rate changes on cash and cash equivalents	(816)	526
Net increase (decrease) in cash and cash equivalents	(40,856)	77,754
Cash and cash equivalents, beginning of period	197,708	101,622
Cash and cash equivalents, end of period	$156,852	$179,376

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.  Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2019		March 31, 2019		June 30, 2018
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data		share		share		share
Net income (loss) from continuing operations	$921	$0.01	$(2,829)	$(0.04)	$4,813	$0.07
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	735	0.01
Amortization of intangible assets	9,050	0.12	9,405	0.13	6,583	0.09
Restructuring charges	256	0.00	370	0.01	81	0.00
Loss on extinguishment of debt	—	—	9,051	—	—	—
Merger costs	156	0.00	36	0.00	377	0.01
Adjustment of valuation allowance against deferred tax assets	—	—	—	—	1,670	0.02
Tax Reform - rate change applied to deferred tax liabilities (1)	4,281	0.06	—	—	—	—
Tax adjustments (2)	974	0.01	803	0.01	—	—
Tax effect of adjustments	(1,345)	(0.02)	(4,593)	(0.06)	568	0.01
Non-GAAP adjusted net income from continuing operations	$14,293	$0.20	$12,243	$0.17	$14,827	$0.21
Stock based compensation, pre-tax	5,277	0.07	5,121	0.07	4,633	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	4,485	0.06	4,353	0.06	3,938	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$18,778	$0.26	$16,596	$0.23	$18,765	$0.26

Shares used in computing non-GAAP diluted net income per share	—	72,470	—	72,292	—	70,978

	Nine Months Ended
	June 30, 2019		June 30, 2018
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$4,359	$0.06	$68,929	$0.97
Adjustments:
Purchase accounting impact on inventory and contracts acquired	184	0.00	1,896	0.03
Amortization of intangible assets	26,230	0.36	17,686	0.25
Restructuring charges	685	0.01	129	0.00
Loss on extinguishment of debt	9,051	—	—	—
Merger costs	6,546	0.09	2,637	0.04
Adjustment of valuation allowance against deferred tax assets	—	—	(56,347)	(0.79)
Tax Reform - rate change applied to deferred tax liabilities (1)	1,796	0.02	(671)	(0.01)
Tax adjustments (2)	(1,275)	(0.02)	—	—
Tax effect of adjustments	(9,122)	(0.13)	(754)	(0.01)
Non-GAAP adjusted net income from continuing operations	38,454	0.53	33,505	0.47
Stock-based compensation, pre-tax	14,574	0.20	14,269	0.20
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	12,388	$0.17	12,129	0.17
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$50,842	$0.70	$45,634	$0.64

Shares used in computing non-GAAP diluted net income per share	—	72,313	—	70,933

(1)	Adjustments are related to U.S. Federal Tax Reform.

(2)

The Company has elected to apply the tax benefit related to the stock compensation windfall realized in the quarter ended December 31, 2018 to the non-GAAP full year tax rate and to exclude the benefit of a change in the deferred tax benefit realized in the three months ended December 31, 2018 related to a change in the Company’s state effective tax rate related to the acquisition of GENEWIZ.

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2019	2019	2018	2019	2018
GAAP net income attributable to Brooks Automation, Inc.	$7,254	$3,421	$22,717	$25,090	$106,223
Adjustments:
Less: Discontinued operations	(6,333)	(6,250)	(17,793)	(20,731)	(37,183)
Less: Interest income	(108)	(316)	(689)	(847)	(1,193)
Add: Interest expense	8,041	8,018	2,465	21,348	6,842
Add: Income tax provision (benefit)	7,260	(1,030)	5,350	400	(49,831)
Add: Depreciation	5,037	5,099	3,208	14,196	9,347
Add: Amortization of completed technology	2,863	2,791	1,504	7,661	3,390
Add: Amortization of customer relationships and acquired intangible assets	6,187	6,614	5,079	18,569	14,296
Add: Loss on extinguishment of debt	—	9,051	—	9,051	—
Earnings before interest, taxes, depreciation and amortization	$30,201	$27,398	$21,841	$74,737	$51,891

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2019	2019	2018	2019	2018
Earnings before interest, taxes, depreciation and amortization	$30,201	$27,398	$21,841	$74,737	$51,891
Adjustments:
Less: Fair value adjustment of equity method investment	—	—	—	—
Add: Stock-based compensation	5,277	5,121	4,633	14,574	14,269
Add: Restructuring charges	256	370	81	685	129
Add: Purchase accounting impact on inventory and contracts acquired	—	—	735	184	1,896
Add: Merger costs	156	36	377	6,546	2,637
Adjusted earnings before interest, taxes, depreciation and amortization	$35,890	$32,925	$27,667	$96,726	$70,822

	Quarter Ended
	June 30, 2019		March 31, 2019		June 30, 2018
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$83,510	41.0%	$80,516	40.6%	$66,815	38.8%
Adjustments:
Amortization of completed technology	2,863	1.4	2,791	1.4	1,504	0.9
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	735	0.4
Non-GAAP adjusted gross profit/gross margin percentage	$86,373	42.4%	$83,307	42.0%	$69,054	40.1%

	Nine Months Ended
	June 30, 2019		June 30, 2018
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$236,106	40.6%	$183,461	38.9%
Adjustments:
Amortization of completed technology	7,661	1.3%	3,390	0.7%
Purchase accounting impact on inventory and contracts acquired	184	0.0%	1,896	0.4%
Non-GAAP adjusted gross profit/gross margin percentage	$243,951	41.9%	$188,747	40.0%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	June 30, 2019		March 31, 2019		June 30, 2018
GAAP gross profit/margin percentage	$47,493	40.9%	$45,987	40.7%	$48,227	39.3%
Adjustments:
Amortization of completed technology	879	0.8	916	0.8	1,146	0.9
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	735	0.6
Non-GAAP adjusted gross profit/margin percentage	$48,372	41.7%	$46,903	41.6%	$50,108	40.9%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	June 30, 2019		March 31, 2019		June 30, 2018
GAAP gross profit/margin percentage	$36,017	41.0%	$34,529	40.4%	$18,588	37.4%
Adjustments:
Amortization of completed technology	1,984	2.3	1,875	2.2	358	0.7
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	—	—
Non-GAAP adjusted gross profit/margin percentage	$38,001	43.3%	$36,404	42.6%	$18,946	38.1%

	Brooks Semiconductor Solutions Group
	Nine Months Ended
Dollars in thousands	June 30, 2019		June 30, 2018
GAAP gross profit/margin percentage	$139,393	40.8%	$130,180	39.9%
Adjustments:
Amortization of completed technology	2,732	0.8	2,250	0.7
Purchase accounting impact on inventory and contracts acquired	184	0.1	735	0.2
Non-GAAP adjusted gross profit/margin percentage	$142,309	41.7%	$133,165	40.8%

	Brooks Life Sciences
	Nine Months Ended
Dollars in thousands	June 30, 2019		June 30, 2018
GAAP gross profit/margin percentage	$96,713	40.3%	$53,281	36.6%
Adjustments:
Amortization of completed technology	4,928	2.1	1,140	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	1,160	0.8
Non-GAAP adjusted gross profit/margin percentage	$101,641	42.3%	$55,581	38.2%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2019	2019	2018	2019	2019	2018	2019	2019	2018
GAAP operating profit	$19,322	$17,987	$17,915	$4,202	$3,143	$677	$23,524	$21,130	$18,592
Adjustments:
Amortization of completed technology	879	916	1,146	1,984	1,875	358	2,863	2,791	1,504
Purchase accounting impact on inventory and contracts acquired	—	—	735	—	—	—	—	—	735
Non-GAAP adjusted operating profit	$20,201	$18,903	$19,796	$6,186	$5,018	$1,035	$26,387	$23,921	$20,831

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2019	2019	2018	2019	2019	2018	2019	2019	2018
GAAP operating profit (loss)	$23,524	$21,130	$18,592	$(7,101)	$(7,458)	$(6,045)	$16,423	$13,672	$12,547
Adjustments:
Amortization of completed technology	2,863	2,791	1,504	—	—	—	2,863	2,791	1,504
Amortization of customer relationships and acquired intangible assets	—	—	—	6,187	6,614	5,079	6,187	6,614	5,079
Restructuring charges	—	—	—	256	370	81	256	370	81
Purchase accounting impact on inventory and contracts acquired	—	—	735	—	—	—	—	—	735
Merger costs	—	—	—	156	36	377	156	36	377
Non-GAAP adjusted operating profit (loss)	$26,387	$23,921	$20,831	$(502)	$(438)	$(508)	$25,885	$23,483	$20,323

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP operating profit	$53,450	$45,058	$8,936	$778	$62,386	$45,836
Adjustments:
Amortization of completed technology	2,732	2,250	4,928	1,140	7,661	3,390
Purchase accounting impact on inventory and contracts acquired	184	735	—	1,160	184	1,896
Non-GAAP adjusted operating profit	$56,366	$48,043	$13,864	$3,078	$70,231	$51,122

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP operating profit (loss)	$62,386	$45,836	$(26,959)	$(18,042)	$35,427	$27,794
Adjustments:
Amortization of completed technology	7,661	3,390	—	—	7,661	3,390
Amortization of customer relationships and acquired intangible assets	—	—	18,569	14,296	18,569	14,296
Restructuring charges	—	—	685	129	685	129
Purchase accounting impact on inventory and contracts acquired	184	1,896	—	—	184	1,896
Merger costs	—	—	6,546	2,637	6,546	2,637
Non-GAAP adjusted operating profit (loss)	$70,231	$51,122	$(1,159)	$(980)	$69,072	$50,142